SECURITIES AND EXCHANGE COMMISSION
            Washington, D.C.  20549

               __________________

                   FORM 8-K/A

                 CURRENT REPORT
    Pursuant to Section 13 or 15 (d) of the
        Securities Exchange Act of 1934


 Date of Report  (Date of earliest event reported): April 30, 1996

        COMMUNITY CARE OF AMERICA, INC.
 (Exact name of registrant as specified in its charter)

 Delaware              0-26502             52-1823411
 (State or other       (Commission         (IRS Employer
 jurisdiction of       file number)        Identification No.)
 incorporation)


 3050 North Horseshoe Drive, Suite 260, Naples, Florida   34104
    (Address of principal executive offices)


 Registrant's telephone number including area code: (941) 435-0085


                 Not Applicable
 (Former name or former address, if changed since last report)











Community Care of America, Inc. (the "Company") hereby amends the following item of its Current Report on Form 8-K dated April 30, 1996, filed on May 2, 1996, as set forth in the pages attached hereto:


Item 7.  Financial Statements, Pro Forma Financial Information and
         Exhibits

(a)    Financial statements of  business acquired:

  The Company has determined that no financial statements relative to the acquisition of the Smith Facility are required as no acquisition or disposition of a significant subsidiary, within the meaning of Rule 1-02(w) of Regulation S-X, was involved.

(b)    Pro forma financial information:

  The Company has determined that no pro forma financial information relative to the acquisition of the Smith Facility is required as no acquisition or disposition of a significant subsidiary, within the meaning of Rule 1-02(w) of Regulation S-X, was involved.

 (c)   Exhibits:

  Exhibit Number         Description

  Exhibit 2.1 Purchase Option Agreement dated as of April 29, 1996 among Community Care of Georgia, Inc., the Company and the shareholders of Memorial Hospital of Adel, Inc., Telfair County Hospital, Inc., and Memorial Health Services, Inc. *

  Exhibit 2.2 Asset Purchase Agreement dated as of April 29, 1996 among Community Care of Georgia, Inc., the Company and Memorial Health Care, Inc. *

  Exhibit 2.3 Consulting and Advisory Services Agreement effective as of December 1, 1995 among the Company, Memorial Health Services, Inc., the shareholders of Memorial Hospital of Adel, Inc., Memorial Health Care, Inc., Worth County Hospital, Inc., Telfair County Hospital, Inc. and the shareholders of Memorial Health Services, Inc. is incorporated by reference to Exhibit 10.24(b) to the Company's Annual Report on Form 10-K (File No. 0-26502).

   * Filed with the initial filing of this Report dated April 30, 1996 and filed on May 2, 1996 (File No. 0-26502).


                    SIGNATURE

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


          COMMUNITY CARE OF AMERICA, INC.



Date:  July 12, 1996  By: /s/ David H. Fater
                          David H. Fater
                          Executive Vice President and
                          Chief Financial Officer